UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 28, 2007

Steel Technologies Inc.

(Exact name of registrant as specified in its charter)

Kentucky	0-14061	61-0712014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15415 Shelbyville Road, Louisville, Kentucky 40245

(Address of principal executive offices, including zip code)

                                (502) 245-2110

(Registrant's telephone number, including area code)

                                Not Applicable

(Former name or former address,

if changed since last report)

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                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

            On February 28, 2007, Steel Technologies Inc., a Kentucky corporation (the "Company" or "Steel Technologies"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Mitsui & Co. (U.S.A.), Inc. ("Mitsui USA"), a New York corporation and subsidiary of Mitsui & Co. Ltd., and Bluegrass Acquisition, Inc., a Kentucky corporation and a wholly-owned subsidiary of Mitsui USA ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Mitsui USA (the "Merger"). The Board of Directors of the Company unanimously approved the Merger Agreement.

Merger Agreement

            At the effective time and as a result of the Merger, each share of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be canceled and extinguished and automatically converted into the right to receive an amount of cash equal to $30.00, without interest (the "Merger Consideration"). The Merger Agreement also provides that each outstanding option to purchase shares of the Company's common stock as of the Effective Time will be cancelled in exchange for the right to receive, if the exercise price of such option is less than $30.00 per share, a cash payment, without interest, equal to the difference between $30.00 and the exercise price of such option.

            The Merger is subject to certain closing conditions, including approval by holders of the Company's common stock, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of government restraints, absence of any material adverse effect on the Company subsequent to the signing of the Merger Agreement and other customary conditions. Among the conditions to Mitsui USA's obligation to complete the Merger is the requirement that (i) each of Bradford T. Ray and Michael J. Carroll, Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of the Company, and Stuart N. Ray, President and Chief Operating Officer of Mi-Tech Steel, Inc., a 50/50 joint venture company between Steel Technologies and Mitsui, (each a "Key Employee" and collectively the "Key Employees") enter into a five year employment agreement with Merger Sub, effective as of the Effective Time, which agreement would become the obligation at the Effective Time of the Company as a surviving subsidiary corporation of Mitsui USA following the Merger, and (ii) no Key Employee's employment with the Company shall have been terminated prior to the Effective Time. The compensatory and other terms of the employment agreements will be described in detail in the Company's forthcoming proxy statement to be distributed to shareholders of the Company as part of the solicitation of the shareholders' approval of the Merger. The Key Employees have informed the board of directors of the Company of their agreement in principle to enter into the employment agreements.

            The parties also have agreed to certain covenants and agreements, including, with respect to the operation of the Company's business in its ordinary course between signing and closing, governmental filings and approvals, public disclosure, employee benefits and similar matters. The Company is also subject to a "no shop" restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under certain limited circumstances to permit the Company's board of directors to comply with its fiduciary duties.

            The Merger Agreement contains representations and warranties of each of Mitsui USA and the Company. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Merger Agreement together with the other information concerning the Company that it publicly files in reports and statements with the Securities and Exchange Commission.

            The Merger Agreement contains certain termination rights for both the Company and Mitsui USA. The Merger Agreement provides that in certain circumstances, upon termination, the Company may be required to pay Mitsui USA a termination fee of $13,910,759.

            The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated in this Item 1.01 by reference.

            The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 3.03     Material Modification to Rights of Security Holders

First Amendment to Rights Agreement

            In connection with the Merger Agreement, the Company's Board of Directors approved a First Amendment (the "First Amendment") dated February 28, 2007, to the Rights Agreement dated as of April 24, 1998, between the Company and National City Bank as successor Rights Agent (the "Rights Agreement"), in order to prevent the execution of the Merger Agreement or the consummation of the transactions contemplated in the Merger Agreement from triggering the ability to exercise any rights under the Rights Agreement.

            The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated in this Item 3.03 by reference.

Item 8.01     Other Events

            On February 28, 2007, the Company issued a press release announcing the Merger. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Participants in the Solicitation and Additional Information

            This communication may be deemed to be solicitation material regarding the proposed acquisition of the Company by Mitsui USA.  In connection with the proposed acquisition, the Company intends to file relevant documents with the SEC, including the Company's proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's website at www.sec.gov or at the Company's website at www.steeltechnologies.com Such information is currently not available.

            The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the proposed acquisition.  Such individuals have interests in the proposed acquisition, including the prospect of long-term employment agreements effective upon the Merger and as a result of holding shares of the Company's stock and options to purchase shares of the Company's stock. Certain information regarding the Company's directors and executive officers and their interests in the solicitation is set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 2006, which was filed with the SEC on December 14, 2006 and the proxy statement for the Company's 2007 annual meeting of shareholders filed with the SEC on December 21, 2006, and will be included in the proxy statement relating to the proposed acquisition when it becomes available.

Forward Looking Statements

            This Report contains historical and forward-looking information. The words "possible," "may," "guidance," "looking ahead," "going forward," "expectations," "plan," "assumptions," "estimates," "anticipates," "goal," "outlook," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will enhance" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, risks that the proposed merger disrupts the Company's current plans, operations, contracts or business relationships, and the amount of the costs, fees, expenses and charges related to the merger.

            Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. The Company has provided additional information in our Annual Report on Form 10-K for its fiscal year ended September 30, 2006, on Form 10-Q for the quarter ended December 31, 2006, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 28, 2007, by and among Steel Technologies Inc., Mitsui & Co. (U.S.A.), Inc., and Bluegrass Acquisition, Inc. *
4.1	First Amendment, dated February 28, 2007, to Rights Agreement dated April 24, 1998, between Steel Technologies Inc. and National City Bank as successor Rights Agent
99.1	Press Release issued by Steel Technologies Inc. on February 28, 2007, regarding announcement of the Merger

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*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. Steel Technologies agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)
By: /s/ Bradford T. Ray
Bradford T. Ray
Chief Executive Officer

Date:  March 1, 2007